EX.(q)(6)

DOUBLELINE ETF TRUST

SECRETARY’S CERTIFICATE

I, Carolyn Liu-Hartman, solely in my capacity as Secretary of the DoubleLine ETF Trust, hereby certify on behalf of the DoubleLine ETF Trust, pursuant to Rule 483(b) under the Securities Act of 1933, that the following resolution was unanimously approved at the meeting of the Board of Trustees of the DoubleLine ETF Trust held on January 23, 2024:

RESOLVED:

that any officers of DoubleLine Funds Trust (“DFT”), DoubleLine ETF Trust (“ETF Trust”), DoubleLine Opportunistic Credit Fund (“DBL”), DoubleLine Income Solutions Fund (“DSL”) and DoubleLine Yield Opportunities Fund (“DLY”) (each, a “Trust,” and collectively, the “Trusts,” and the Board of Trustees thereof, the “Board” or the “Trustees”) who may be required to sign such Trust’s Registration Statement or any amendments thereto be, and each hereby is, authorized to execute or grant power of attorney to execute any registration statement of any Trust on Form N-1A, Form N-2 or Form N-14, all Pre-Effective Amendments to any such registration statement of such Trust, including, without limitation, pursuant to Rule 462(d), any and all subsequent Post-Effective Amendments to such registration statement, any and all supplements or other instruments in connection therewith, and any subsequent registration statements for the same offering which may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, the securities regulators of the appropriate states and territories and any other regulatory authority having jurisdiction over the issuance of rights and the offer and sale of shares of beneficial interest of the Trust, any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed pursuant to the Securities Act, the Exchange Act, the 1940 Act, the Investment Advisers Act of 1940, as amended, the Commodities Exchange Act, as amended, the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act), and the rules thereunder, and/or any rules or regulations passed or adopted by NYSE or any other exchange on which a Trust’s shares trade (an “Exchange”), the National Futures Association (“NFA”), the Financial Industry Regulatory Authority (“FINRA”), and/or any other self-regulatory organization (each, an “SRO”) to whose authority a Trust is subject, and any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed to comply with the statutes, rules, regulations or law of any state or jurisdiction, including those required to qualify to do business in any such state or jurisdiction, and to file the same, with all exhibits thereto, and other agreements, documents and other instruments in connection therewith, with the appropriate regulatory body including, but not limited to, the SEC, the Commodity Futures Trading Commission, an Exchange, the NFA, FINRA, and any

SRO, and/or the securities regulators or other agency or regulatory body of the appropriate states and territories.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of the Trust as of this 23rd day of January, 2024.

By:	/s/ Carolyn Liu-Hartman
Name: Carolyn Liu-Hartman
Title: Secretary